EXHIBIT 32.1


           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
             RULE 13a-14(b) OR 15d-14(b) AND 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with amendment no. 1 to the quarterly report of Petrogen Corp. (the "Company") on Form 10-QSB for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sacha H. Spindler, Chief Executive Officer and acting Chief Financial Officer of the Company, and Leo William Kerrigan, Executive Vice President of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and
Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 27, 2004                By:  /s/  SACHA S. SPINDLER
                                        ___________________________________
                                             Sacha S. Spindler
                                             Chief Executive Officer/
                                             Acting Chief Financial Officer


Dated: May 27, 2004                By: /s/  L. WILLIAM KERRIGAN
                                       ____________________________________
                                            L. William Kerrigan
                                            Executive Vice President